Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 6, 2024, with respect to the consolidated financial statements of BW LPG Limited, included herein and to the reference to our firm under the heading “Statements by Experts” in the registration statement.

/s/ KPMG LLP

Singapore

April 8, 2024